As filed with the Securities and Exchange Commission on December 23,
   1998
                                              Registration No. 333-______
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ------------------------
                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                           ------------------------
                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

             Delaware                           37-1103704
        (State or other jurisdiction of    (I.R.S. employer
        incorporation or organization)     identification no.)

                           1515 Charleston Avenue
                           Mattoon, Illinois 61938

        (Address of principal executive offices, including zip code)

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                          1997 STOCK INCENTIVE PLAN

                          (Full title of the plan)


                             William S. Rowland
                           Chief Financial Officer
                     First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                           Mattoon, Illinois 61938

                   (Name and address of agent for service)

                               (217) 258-0415

        (Telephone number, including area code, of agent for service)

                               With a copy to:

                               Gary L. Mowder
                            Schiff Hardin & Waite
                              6600 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5514

                     __________________________________

                       CALCULATION OF REGISTRATION FEE






                                   Proposed     Proposed
                                    maximum     maximum
        Title of        Amount     offering    aggregate     Amount of
     Securities to      to be        price      offering   registration
     be Registered    registered  per share      price          fee
                                      (1)         (1)           (1)

    Common Stock,      100,000        $34      $3,400,000     $1,003
    par value $4.00
    per share

   (1) Estimated on the basis of $34 per share, the average of the bid and asked price of the Common Stock on December 21, 1998, pursuant to Rule 457(h).






                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

        (a)  The Annual Report on Form 10-K of First Mid-Illinois
             Bancshares, Inc. (the "Registrant") for the fiscal year ended December 31, 1997;

        (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

        (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 10, 1985.

        All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

        In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the
    DGCL"), Article 8 of the Registrant's Restated Certificate of Incorporation, as amended, (the Certificate") provides as follows:
    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto." Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The
   DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a





   company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

   Item 7.   Exemption from Registration Claimed.

             Not applicable.

   Item 8.   Exhibits.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

   Item 9.   Undertakings.

             The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.








        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.































                                 SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on December 14, 1998.

                                      FIRST MID-ILLINOIS BANCSHARES, INC.
                                           (Registrant)

                                      By: /s/ Daniel E. Marvin, Jr.
                                          ------------------------------
                                          Daniel E. Marvin, Jr.
                                          President and Chief Executive
                                            Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Daniel E. Marvin, Jr. and William S. Rowland, and each to them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                         Title                             Date
              ---------                         -----                             ----


     /s/ Daniel E. Marvin, Jr.                  President, Chief                  December 14, 1998
     ----------------------------               Executive Officer and
         Daniel E. Marvin, Jr.                  Chairman (Principal
                                                Executive Officer)









      /s/ William S. Rowland                    Executive Vice President,         December 15, 1998
     -----------------------------              Treasurer, Chief Financial
          William S. Rowland                    Officer and Director
                                                (Principal Financial Officer)

      /s/ Charles A. Adams                      Director                          December 15, 1998
     ------------------------------
          Charles A. Adams


     /s/ Kenneth R. Diepholz                    Director                          December 15, 1998
     ------------------------------
         Kenneth R. Diepholz


     /s/ Richard Anthony Lumpkin                Director                          December 15, 1998
     -------------------------------
         Richard Anthony Lumpkin


      /s/ Gary W. Melvin                        Director                          December 15, 1998
     --------------------------------
          Gary W. Melvin


      /s/ William G. Roley                      Director                          December 15, 1998
     --------------------------------
          William G. Roley


     /s/ Ray Anthony Sparks
     ---------------------------------          Director                          December 15, 1998
         Ray Anthony Sparks


























                                EXHIBIT INDEX


   Exhibit
   Number              Description
   -------             -----------

   5              Opinion of Schiff Hardin & Waite.

   23.1           Consent of KPMG Peat Marwick LLP.

   23.2 Consent of Schiff Hardin & Waite (contained in its Opinion filed as Exhibit 5).

   24 Powers of Attorney (contained on the signature pages hereto).










































                                                                EXHIBIT 5






                                 December 23, 1998


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        Re: First Mid-Illinois Bancshares, Inc. -- Registration of Common Stock, Par Value $4.00 Per Share, on Form S-8
             ------------------------------------------------------

   Ladies and Gentlemen:

        We have acted as counsel to First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 100,000 shares of common stock, $4.00 par value per share of the Company (the "Common Stock"), to be issued under the First Mid-Illinois Bancshares, Inc. 1997 Stock Incentive Plan (the "Plan").

        In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

        Based on the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By:/s/Gary L. Mowder
                                 ---------------------
                                    Gary L. Mowder










                                                             EXHIBIT 23.1

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS
                        ----------------------------


   The Board of Directors
   First Mid-Illinois Bancshares, Inc.:


   We consent to incorporation by reference in the subject Registration Statement on Form S-8 of First Mid-Illinois Bancshares, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of First Mid-Illinois Bancshares, Inc. and subsidiaries as of December 31,1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of First Mid-Illinois Bancshares, Inc.


                                 /s/ KPMG Peat Marwick LLP
                                 -------------------------
                                     KPMG Peat Marwick LLP


   Chicago, Illinois
   December 17, 1998






















